CONSULTING AGREEMENT

AGREEMENT dated as of October 2, 2006 (this “Agreement”) by and among Global Consulting Enterprises, Inc., a New York corporation (“Global”), Diane Cohen (“Cohen”), Eric Khteeb (“Khteeb”; Cohen and Khteeb collectively referred to as the “Shareholders”) and Estore of N.Y., Inc., a New York corporation (the “Company”).

RECITALS

WHEREAS, the Shareholders are the sole shareholders of the Company, Cohen owning 65 shares of the Company’s Common Stock, no par value (the “Common Stock”), and Khteeb owning 35 shares of the Common Stock;

WHEREAS, in order to increase the value of the outstanding shares of the Common Stock, the Shareholders desire that the Company become a public company with its shares of the Common Stock registered for trading under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shares of the Common Stock traded on The Nasdaq Capital Market (the “NCM”) of The Nasdaq Stock Market, Inc. (“Nasdaq”); and

WHEREAS, Capital has represented to the Shareholders that it has the experience, capabilities and contacts to initiate and take such actions on behalf of the Company as should make the Common Stock be eligible for trading initially in the pink sheets, then on the OTC Bulletin Board (the “OTCBB”) of the National Association of Securities Dealers, Inc. (the “NASD”) and ultimately on the NCM.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.

Compensation to Global.

(a)

Not later then five (5) Business Days after the date hereof, the Company shall pay to Global by check or wire transfer to such bank account as Global shall have previously designated to the Company the sum of Forty-Eight Thousand ($48,000) Dollars.  In addition, within such five (5)-Business-Day period, Cohen shall transfer to Global 16.25 shares of the Common Stock and Khteeb shall transfer to Global 8.75 shares of the Common Stock, or an aggregate of 25 shares of the Common Stock (the “Global Shares”).  For purposes of this Agreement, the term “Business Day” shall mean any day other than Saturday, Sunday or a day on which commercial banks are authorized to close in the State of New York or a day which is a religious holiday observed by the Shareholders.

(b)

The certificate or certificates evidencing the Global Shares shall bear the following restrictive legend:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred (1)(a) unless registered under the Securities Act or (b) there is an opinion to the Company from its counsel that such sale or other transfer may be made pursuant to an exemption from the registration requirements of the Securities Act and (2) unless in compliance with the terms and conditions of an Agreement dated as of August 21, 2006.”

(c)

Global represents and warrants to the Shareholders and to the Company that it is acquiring the Global Shares for investment and not with a view toward, or in connection with, any distribution thereof.

(d)

Global shall not sell, transfer, pledge, hypothecate or otherwise grant a security interest in the Global Shares.  Notwithstanding anything in the foregoing to the contrary, Global may, in lieu of paying cash fees for services, request the transfer of certain of the shares of the Global Shares (currently estimated to approximate 7% of the Global Shares) to attorneys and others performing services intended to achieve the objectives contemplated by this Agreement; which transfers the Company shall effect provided that each recipient of such shares makes the same investment representation and warranty with respect to his, her or its shares as Global gives pursuant to subsection (c) of this Section 1 and makes the same commitment as an investor gives pursuant to Section 4(b)(ii) hereof.  The Company acknowledges that the recipients, if natural persons, are performing bona fide services for the Company as consultants as required by General Instruction A to Form S-8 of the Securities and Exchange Commission (the “Commission”) for their shares of the Common Stock to be registered on such form.  Any shares of the Global Shares not issued pursuant to this subsection (d) of this Section 1 or Section 4(b)(i) hereof shall be referred to herein as the “Global Remaining Shares.”

(e)

So long as Global holds any of the Global Shares during the Term, Global shall have no right to vote such shares and Global hereby grants to Cohen an irrevocable proxy to vote such shares.

2.

Representations and Warranties of the Shareholders.  The Shareholders hereby jointly and severably represent and warrant to Global that:

(a)

The Company is a corporation duly and validly organized and existing and in good standing under the laws of the State of New York and has full corporate power to own its assets and to carry out the transactions contemplated by this Agreement.

(b)

This Agreement is the valid and binding obligation of each of the Shareholders and the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting creditors’ rights and general principles of equity affecting remedies.

(c)

The execution, delivery and performance of this Agreement by each of the Shareholders and the Company, and the consummation by the Shareholders and the Company of the transactions contemplated herein:

(i)

will not violate or conflict with any applicable law, rule or regulation of any applicable governmental entity; or

(ii)

will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will not result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest or other encumbrance upon any assets of the Company or the shares of the Common Stock under, any term or provision of the Company’s certificate of incorporation or bylaws, or any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which either of the Shareholders or the Company is a party or by which the assets of either of the Shareholders or the Company may be bound or affected.

(d)

The Company’s certificate of incorporation had authorized 200 shares of the Common Stock, of which only 100 shares were outstanding, 65 shares owned by Cohen and 35 shares owned by Khteeb, and all of such shares are validly issued, fully paid and nonassessable. The certificate of incorporation was restated as a “C” corporation on September 28, 2006. The change also authorized shares of 50,000,000 of common stock, $.001 par value, and permits up to five million shares Preferred Stock, $.001. Within this agreement 15,000,000 shares will be outstanding. Diane Cohen will receive 7,312,500. Eric Khteeb will receive 3,937,500. Global Consulting Enterprises, Inc. will receive 3,750,000 shares.

(e)

Each of the Shareholders owns his or her shares of the Common Stock free and clear or any liens, security interests and other encumbrances.

(f)

The term “Affiliate” as used in this Agreement shall have the same meaning as in Rule 405 promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

3.

Representations and Warranties of Global.  Global hereby represents and warrants to the Shareholders and the Company:

(a)

Global is a corporation duly and validly organized and existing and in good standing under the laws of the State of New York and has full corporate power to own its assets and to carry out the transactions contemplated by this Agreement.

(b)

This Agreement is the valid and binding obligation of Global, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other law affecting creditors’ rights and general principles of equity affecting remedies.

(c)

The execution, delivery and performance of this Agreement by Global, and the consummation by Global of the transactions contemplated herein:

(i)

will not violate or conflict with any applicable law, rule or regulation of any governmental entity; or

(ii)

will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will not result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest upon of the assets of Global under, any term or provision of Globe’s certificate of incorporation or bylaws, or any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Global is a party or by which Global or its assets may be bound or affected.

4.

Services to Be Provided by Global.  During the Term (as such term is hereinafter defined), for the consideration set forth in Section 1 hereof and, except as otherwise provided in this Agreement, at Global’s sole cost and expense:

(a)

Global shall, initially and thereafter from time to time, make such recommendations to the Company as to the capital structure of the Company as Global deems necessary or appropriate to effectuate the various financings and other transactions contemplated pursuant to this Agreement.  The Shareholders shall give due consideration to such recommendations and, unless they have major objections thereto, which shall be communicated to Global so an alternative can be considered, shall cause the Company to implement such recommendations promptly.  Such recommendations shall not require the reincorporation of the Company in any other state.

(b)

(i)

Within 60 days of the date hereof, Global shall, either pursuant to Rule 504 of Regulation D under the Securities Act or Regulation A thereunder, cause the offering (the “Offering”) of shares of the Common Stock from the Global Shares in an amount necessary to produce approximately $50,000 in proceeds and to create additional shareholders in the Company other than the Shareholders and Global in an number reasonably sufficient, subject to compliance with subsection (c) of this Section 4, to create trading in the Common Stock.  Any proceeds from the Offering shall be placed in escrow and only used by Global to effectuate the purposes and intent of this Agreement.  The terms of the Offering, including the number of shares and/or other securities to be offered and sold and the purchase price therefor, shall be subject to the consent of both of the Shareholders, which consent shall not be unreasonably withheld.  Such consent shall be in addition to any approval of the Board of Directors of the Company.  Global shall file a Form M-11 and/or such other forms in the State of New York to exempt this Offering under the Martin Act and, unless the offering is otherwise exempt in another state where an individual investor resides or an entity investor is domiciled and no filing is necessary, Global shall cause the filing in such other state to obtain an exemption for the Offering.

(ii)

        Each investor who purchases shares and/or other securities in the Offering or the Second Offering (as hereinafter defined) shall agree in writing, as a condition precedent to such purchase that, so long as the shares of the

        Common Stock are not authorized for trading on the NCM, (A) in the event of a sale pursuant to Section 5(b)

        hereof, such investor shall consent to the sale of the assets of the Company or shall sell his, her or its shares of the

        Common Stock on the same terms and conditions as the Shareholders sell their shares and (B) shall not sell or otherwise transfer his, her or its shares to one of the Shareholders or any Affiliates of such Shareholder without offering to sell or otherwise transfer pro rata such shares to the other Shareholder on the same terms and conditions.

(c)

Global shall select one or more broker-dealers registered under Section 15 of the Exchange Act which would be interested in trading in the Common Stock and, based on information furnished by the Company to Global, Global shall cause to be prepared, and shall furnish a copy thereof to such broker-dealer or broker-dealers, the information required pursuant to Rule 15c2-11 under the Exchange Act for a broker-dealer to begin to publish quotations for the Common Stock.

(d)

Global shall cause the preparation of interim unaudited financial statements for the quarters ended March 31, 2006 and June 20, 2006 and, when applicable, the quarter ending September 30, 2006 and any other quarters until the earlier of the Common Stock being traded on the NCM or this Agreement terminates, whether at the end of the Term or as otherwise provided in Section 5 hereof.  In addition, Global shall cause to be prepared and cause to be filed with the Commission such periodic reports under Section 13 or Section 15(d) of the Exchange Act, whichever is then applicable to the Company, during the period set forth in the preceding sentence.

(e)

Global may request permission of the Shareholders, prior to the authorization for trading of the Common Stock on the OTCBB as provided in subsection (g) of this Section 4, to cause the offering (the “Second Offering”) of authorized but unissued shares of the Common Stock to raise an additional $50,000 in net proceeds to the Company for its use in paying fees to the independent registered accounting firm to be selected pursuant to subsection (e) of this Section 4.  Any proceeds from the offering shall be placed in escrow and only used by Global to effectuate the purposes and intent of this Agreement.  Global estimates that a large portion of such fees will go toward fees to the accountants to audit the financial statements of the Company for its fiscal years ended December 31, 2005 and 2004 and to review the unaudited financial statements for the quarters ended March 31, 2005 and June 30, 2006.  The Second Offering shall be made pursuant to one of the same exemptions from registration under the Securities Act as in set forth in subsection (b) of this Section 4, shall be subject to the same consent and approval as set forth therein and shall have the same blue sky compliance in states other than New York performed by Global.

(f)

Global shall recommend to the Company one or more accounting firms from which the Company may engage to act as its independent registered public accounting firm, which firm, when selected by the Company, shall prepare, at the Company’s expense, audited financial statements for the Company’s fiscal years ended December 31, 2005 and 2004.  Whenever Global and the Shareholder mutually agree is an appropriate time, which consent by the Shareholders to a Global recommendation shall not be unreasonably withheld, Global shall assist the Company in engaging appropriate accounting personal and a Chief Financial Officer.  The salaries of such personnel (other that of the Chief Financial Officer) shall become the responsibility of the Company only upon the effectiveness of the authorization to trade on the NCM.  Nothing in this Section 4(f) shall be deemed a commitment by the Company to continue employment of any such person.

(g)

Global shall arrange, at the appropriate time, for the Company to be listed in either the Standard & Poor’s market access program or the Mergent’s Manuals so that the Company may take advantage of the manual exemption for blue sky purposes.  In addition, Global shall arrange for the design and printing of stock certificates for the Common Stock after obtaining a CUSIP number therefor and the engagement of a transfer agent for the Common Stock.

(h)

Global shall cause to be prepared for filing with the NASD by the registered broker-dealer which is the primary market maker for the Common Stock a Form 211 for the Common Stock to be traded on the OTCBB.  If necessary to achieve this objective, Global shall cause a Form 10-SB (or, if applicable, a Form 8-A) to be filed with the Commission to register the Common Stock pursuant to Section 12(g) of the Exchange Act

(i)

Global shall itself act, or engage a registered broker-dealer to act, as placement agent for a private placement pursuant to Rule 506 of Regulation D under the Securities Act to raise at least $5,000,000 in gross proceeds for the Company, the closing thereof to be simultaneous with the authorization to trade the Common Stock on the NCM and, absent such authorization, there shall be no closing.  The terms of the private placement, including the number of shares and/or other securities to be offered and sold and the purchase price therefor, shall be subject to the consent of the Shareholders, which consent shall not be unreasonably withheld.  Such consent shall be in addition to the approval of the Board of Directors of the Company.  Global shall arrange for any blue sky compliance.  As an alternative to a private placement, this offering may be made pursuant to a Registration Statement on Form SB-2 or such other form of registration statement under the Securities Act as the Company is then eligible to file for this type of offering.

(j)

Except as provided in Section 1(d) and subsections (b), (e) and (i) of this Section 4, Global shall not offer or sell any shares of the Common Stock or other securities of the Company without the prior written consent of the Shareholders.

(k)

Global shall perform, or cause other parties to perform, such services other than those specified in the foregoing subsections of this Section 4 as shall be deemed necessary or appropriate to achieve the objectives of this Agreement.

5.

Term and Termination.

(a)

The term of this Agreement shall commence upon execution by all parties hereto and end on June 1, 2008 (the “Term”) unless sooner terminated as provided elsewhere in this Section 5.  At the end of the Term, unless the Common Stock is authorized for trading on the NCM, the Global Remaining Shares shall be returned to the Shareholders.

(b)

In the event that the Shareholders receive a bona fide offer to purchase all of their shares or to purchase all or substantially all of the assets of the Company and they decide to accept such offer (the “Purchase Offer”), then:

(i)

If the Purchase Offer is received after the Common Stock is traded in the pink sheets, but prior to the Common Stock being traded on the OTCBB, the Shareholders may terminate this Agreement upon written notice to Global and the Global Remaining Shares shall be returned to the Shareholders upon the payment by the Company or the Shareholders to Global of One Hundred Fifty Thousand ($150,000) Dollars at the closing for the Purchase Offer; or

(ii)

If the Purchase Offer is received after the Common Stock is traded on the OTCBB, but prior to the Common Stock being traded on the NCM, the Shareholders may terminate this Agreement upon written notice to Global (which notice shall be given no later than 30 days after their acceptance of the Purchase Offer) and the Global Remaining Shares shall be returned to the Shareholders upon the payment by the Company or the Shareholders to Global of an amount equal to ten (10%) percent of the purchase price, but not less than Three Hundred Thousand ($300,000) Dollars or more than Seven Hundred Thousand ($700,000) Dollars, at the closing for the Purchase Offer.

(c)

In the event that trading of the Common Stock on the OTCBB is not authorized by May 1, 2007, the Shareholders may terminate this Agreement upon written notice to Global, in which event the Global Remaining Shares shall be returned to the Shareholders.

(d)

Either Global or the Shareholders may terminate this Agreement by written notice to the other upon the occurrence of any of these events during the Term:

(i)

a drop of twenty-five (25%) percent or more in the Nasdaq recognized major index;

(ii)

a decrease in the Company’s revenues for any fiscal year by thirty (30%) percent or more; or

(iii)

a material violation by the Company and/or either of the Shareholders of the Securities Act and/or the Exchange Act or the regulations promulgated thereunder.

(e)

In the event that, on or prior to the end of the Term, the Common Stock is authorized for trading on the NCM and trading thereon begins, this Agreement shall terminate and the Global Remaining Shares shall be Global’s free of any release requirement herein provided.

(f)

In the event of a violation of the Securities Act or of the Exchange Act, or a state blue sky law, as a result of the acts or omissions of Global or persons acting under its direction, the Shareholders may give written notice to Global and, if during the ten (10) Business Days following such notice, Global has not corrected or removed such violation, this Agreement shall automatically terminate and the Global Remaining Shares and any shares of the Global Shares held by such other persons shall be returned to the Shareholders.  The foregoing is not in limitation of any other rights or remedies which the Company or the Shareholders may have under the Securities Act or the Exchange Act for such violation.

6.

Covenants of the Company and the Shareholders.  Each of the Company and the Shareholders agrees to take whatever actions (including the prompt furnishing of information relating to the Company and/or the Shareholders) as are reasonably requested of any of them by Global in order to carry out the services set forth in Section 4 hereof.

7.

Independent Contractor.  It is mutually understood and agreed that Global shall be retained by the Company as a consultant to the Company pursuant to this Agreement and shall perform its consulting duties hereunder as an independent contractor.  Global shall not be considered an employee of the Company or its Affiliates (including, without limitation, the Shareholders) for any purpose.

8.

Miscellaneous.

(a)

This Agreement reflects the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any other prior understanding, written or oral, entered into between the parties.  No changes or modifications of, or additions to, this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

(b)

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any principles of conflicts of law.  The parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the County of Kings and the State of New York for the adjudication of any disputes arising from, or relating to, this Agreement.

(c)

No party to this Agreement may, voluntarily or by operation of law, assign or otherwise transfer any of his, her or its rights or obligations under this Agreement without obtaining the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld in the event of an assignment by operation of law.  Any attempted assignment in violation of this Agreement shall be void and of no effect.

(d)

This Agreement shall be binding upon, and inure to the benefit of, the parties and their permitted successors and assigns.

(e)

No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

(f)

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given or sent to the party by facsimile transmission or e-mail (provided that a confirmatory copy is mailed subsequently), or on the third (3rd) Business Day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, or on the first Business Day after sending by national express courier and properly addressed as follows:

If to the Company or the Shareholders:

Estore of N.Y., Inc.

1845 Coney Island Avenue

Brooklyn, NY 11230

Attn: Mr. Albert Cohen,

Secretary and Treasurer

E-Mail: al@estorecorp.com

Facsimile: (718) 228-8866

Telephone: (718) 787-0312, ext. 204

If to Global:

Global Consulting Enterprises, Inc.

100 West 58th Street, 3H

New York, NY  10019

Attn:  Mr. David Khteeb

Any party may change the address to which notices to such party are to be addressed by giving the other party hereto written notice of such change in the manner herein set forth in this Section 8(f).

(g)

None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

(h)

The Section headings used herein are for convenience or reference only, are not a part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, any provision of this Agreement.

(i)

This Agreement may be executed in several counterparts all of which together shall constitute one and the same instrument with the same force and effect as though each of the parties had executed the same document.

(j)

The normal rules of construction, which require the terms of an agreement to be construed most strictly against the drafter of such agreement, are hereby waived because each party has been, or has had the opportunity to be, represented by counsel in drafting and negotiation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GLOBAL CONSULTING ENTERPRISES, INC.

By: /s/ David Khteeb

Name:  David Khteeb

Title:    Director

/s/ Diane Cohen

 DIANE COHEN

/s/ Eric Khteeb

ERIC KHTEEB

ESTORE OF N.Y., INC.

By: /s/ Eric Khteeb

Name:  Eric Khteeb

Title:    President